UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 17, 2012

CREDIT ACCEPTANCE CORPORATION
(Exact name of registrant as specified in its charter)

Michigan	000-20202	38-1999511
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

25505 West Twelve Mile Road		48034-8339
Southfield, Michigan
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:   248-353-2700

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

Credit Acceptance Corporation (“we,” “us” or “our”) held its Annual Meeting of Shareholders on May 17, 2012, at which shareholders:

1.	Elected five directors to serve until the 2013 annual meeting;
2.	Approved the Credit Acceptance Corporation Amended and Restated Incentive Compensation Plan;
3.	Approved our executive compensation on an advisory basis; and
4.	Ratified the selection of Grant Thornton LLP as our independent registered public accounting firm for 2012.

Shareholders cast their votes on each of these four proposals as follows:

1.	Election of five directors to serve until the 2013 Annual Meeting of Shareholders:

Director Nominees	For	Withheld	Broker Non Votes
Donald A. Foss	21,776,461	297,006	2,505,192
Glenda J. Flanagan	21,965,874	107,593	2,505,192
Brett A. Roberts	21,965,093	108,374	2,505,192
Thomas N. Tryforos	21,835,943	237,524	2,505,192
Scott J. Vassalluzzo	21,965,642	107,825	2,505,192

2.	Approval of the Credit Acceptance Corporation Amended and Restated Incentive Compensation Plan:

For	Against	Abstain	Broker Non Votes
21,914,356	157,347	1,764	2,505,192

3.	Advisory vote on our executive compensation:

For	Against	Abstain	Broker Non Votes
21,990,488	80,315	2,664	2,505,192

4.	Ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm for 2012:

For	Against	Abstain	Broker Non Votes
24,552,048	25,579	1,032	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREDIT ACCEPTANCE CORPORATION

Date: May 17, 2012	By:	/s/ Kenneth S. Booth
Kenneth S. Booth
Chief Financial Officer